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                                                                   EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      HEURISTIC PHYSICS LABORATORIES, INC.

                               A STOCK CORPORATION

     1. The present name of the corporation (the "Corporation") is Heuristic Physics Laboratories, Inc., which is the name under which the Corporation was originally incorporated; and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is August 9, 2000.

     2. The Corporation has not received any payment for any of its stock.

     3. The certificate of incorporation of the Corporation is hereby amended by striking out Articles I and IV thereof and by substituting in lieu thereof the new Articles I and IV, respectively, which is set forth in the Amended and Restated Certificate of Incorporation hereinafter provided.

     3. The amendment and restatement herein certified have been duly adopted by at least a majority of the directors, who have been elected and qualified, in the manner and by the vote prescribed by Section 241 and Section 245 of the General Corporation Law of the State of Delaware.

     4. The certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation, read as follows:


               "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             HPL TECHNOLOGIES, INC.


                                    ARTICLE I

     The name of the corporation is HPL Technologies, Inc.

                                   ARTICLE II

     The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

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                                   ARTICLE III

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The total number of shares of stock of all classes which the corporation shall have authority to issue is 85,000,000, consisting of 75,000,000 shares of Common Stock having a par value of $.001 per share, and 10,000,000 shares of Preferred Stock having a par value of $.001 per share.

     The Preferred Stock may be issued in one or more series as may be determined from time to time by resolution or resolutions of the Board of Directors. The resolution or resolutions creating each such series of Preferred Stock shall fix the number constituting such series. The Preferred Stock of each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed by the Board of Directors in the resolution or resolutions providing for the issue of such series of Preferred Stock pursuant to the authority to do so which is hereby expressly vested in the Board of Directors.

     Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, the number of shares of stock of any such series so set forth in such resolution or resolutions may be increased or decreased (but not below the number of shares of such series then outstanding) by a resolution or resolutions likewise adopted by the Board of Directors.

     Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, Preferred Stock redeemed or otherwise acquired by the corporation shall assume the status of authorized but unissued Preferred Stock and shall be unclassified as to series and may thereafter, subject to the provisions of this
Article IV and to any restrictions contained in any resolution or resolutions of the Board of Directors providing for the issue of any such series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock.

     Shares of Common Stock and, subject to the provisions of this Article IV, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors determines and on such terms and for such consideration as may be fixed by the Board of Directors.


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     Subject to the provisions of law and the preferences of the Preferred
Stock, dividends may be paid on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

     The authorized number of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority of the stock of the corporation entitled to a vote thereon regardless of the provisions of Section 242(b)(2) of the General Corporation Law.

     Except as otherwise specifically required by law or as specifically provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, the exclusive voting power of the corporation shall be vested in the Common Stock of the corporation. Each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the corporation.

                                    ARTICLE V

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend or repeal the Bylaws of the corporation. Any bylaw made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the stockholders in the manner provided in the Bylaws. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 1, 2, 3 and 5 of Article II of the Bylaws, Sections 2 and 3 of Article III of the Bylaws and Article X of the Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 75% of the voting power of all outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

     Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article V or any provision thereof.

                                   ARTICLE VI

     All power of the corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.


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     For the management of the business and for the conduct of the affairs of the corporation, and in further creation, definition, limitation and regulation of the power of the corporation and of its directors and of its stockholders, it is further provided:

     A. Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

     B. Number, Election and Term of Directors. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the corporation shall be fixed from time to time by the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, the first class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2001, the second class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2002, and the third class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2003, with members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     C. Stockholder Nomination of a Director. Advance notice of nominations for the election of directors, other than by the Board of Directors or a Committee thereof, shall be given in the manner provided by the Bylaws.

     D. Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, by a sole remaining director, or, if there is no remaining director, by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.


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     E. Removal. Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation in respect of the election of additional directors under specified circumstances, any director may be removed from office by the stockholders only for cause and only in the manner provided in this Article VI. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a director or directors is among the purposes of the meeting, the affirmative vote of the holders of at least 75% of the voting power of all outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, may remove such director or directors for cause.

     F. Amendment, Repeal, etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VI or any provision hereof.

                                   ARTICLE VII

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, to the extent and in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate of Incorporation, and additional provisions authorized by such laws as are then in force may be added hereto. All rights conferred upon the directors, officers and stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.

                                  ARTICLE VIII

     To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article VIII shall not adversely affect any right or protection of a director of the corporation in respect of any breach of fiduciary duty occurring in whole or in part prior to such amendment or repeal.

                                   ARTICLE IX

     A. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party


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or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in paragraph C below, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the corporation.

     B. The corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article IX or otherwise.

     C. If a claim for indemnification or advancement of expenses under this
Article IX is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

     D. The rights conferred on any Covered Person by this Article IX shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     E. The corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.


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     F. Any repeal or modification of the foregoing provisions of this Article
IX shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

     G. This Article IX shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

     H. The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who ceased to be a director or officer of the corporation or any other enterprise and shall inure to the benefit of the heirs, executors, administrators and estate of such person.

                                    ARTICLE X

     No action required to be taken, or which may be taken, at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     Special meetings of stockholders of the corporation may be called only by
(i) the Chairman of the Board of the corporation, (ii) the President of the corporation, or (iii) the Secretary of the corporation within 20 calendar days after receipt of the written request of a majority of the total number of directors then in office.

     At any annual meeting or special meeting of stockholders of the corporation, only such business shall be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws.

     Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 75% of the voting power of all outstanding shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article X or any provision hereof."

     IN WITNESS WHEREOF, I, the undersigned, being the President of the Corporation, do hereby execute this Amended and Restated Certificate of Incorporation this 16th day of August, 2000.


                                          /s/ Y. David Lepejian
                                          ---------------------------------
                                          Y. David Lepejian, President


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